Exhibit 99.1

PepsiCo Announces Cash Tender Offers for
Certain Outstanding Notes

PURCHASE, N.Y., Oct. 11, 2018 /PRNewswire/ -- PepsiCo, Inc. (NASDAQ: PEP) (“PepsiCo”) today announced that it has commenced cash tender offers for any and all of the following series of notes:

Title	Issuer	CUSIP No.
7.29% Notes due September 15, 2026	Whitman Corporation(1)	96647KAF9
7.44% Notes due September 15, 2026	Whitman Corporation(1)	96647KAG7
7% Senior Notes due 2029	The Pepsi Bottling Group, Inc.(1)	713409AC4
5.50% Notes due May 15, 2035	PepsiAmericas, Inc.(1)	71343PAC5
4.875% Senior Notes due 2040	PepsiCo, Inc.	713448BS6
5.50% Senior Notes due 2040	PepsiCo, Inc.	713448BP2

(1)         The current obligor for this series of notes is Pepsi-Cola Metropolitan Bottling Company, Inc. (“Metro”), a wholly owned subsidiary of PepsiCo, and this series of notes is, as of the date hereof, guaranteed by PepsiCo.

As part of each tender offer for a series of notes that was not issued by PepsiCo, as set forth in the table above (referred to as the “Metro Notes”), PepsiCo is soliciting consents to certain proposed amendments to the corresponding indentures pursuant to which such Metro Notes were issued and a proposed amendment to the PepsiCo guarantee to release the PepsiCo guarantee insofar as it applies to such Metro Notes. Metro Notes may not be tendered without delivery of the corresponding consents.

The tender offers and consent solicitations are being made pursuant to PepsiCo’s Offer to Purchase dated October 11, 2018, which sets forth a more comprehensive description of the terms of each offer.

The table below sets forth information with respect to the notes and each tender offer and consent solicitation.

Title	Principal Amount Outstanding	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment(1)	Hypothetical Total Consideration(2)
7.29% Notes due September 15, 2026	$100,000,000	2.875% due Aug. 15, 2028	PX1	50 bps	$30	$1,240.69
7.44% Notes due September 15, 2026	$25,000,000	2.875% due Aug. 15, 2028	PX1	50 bps	$30	$1,250.86
7% Senior Notes due 2029	$1,000,000,000	2.875% due Aug. 15, 2028	PX1	55 bps	$30	$1,272.88
5.50% Notes due May 15, 2035	$250,000,000	3.125% due May 15, 2048	PX1	70 bps	$30	$1,165.57
4.875% Senior Notes due 2040	$750,000,000	3.125% due May 15, 2048	PX1	75 bps	$30	$1,102.28
5.50% Senior Notes due 2040	$1,000,000,000	3.125% due May 15, 2048	PX1	75 bps	$30	$1,187.43

(1)          Per $1,000 principal amount of notes tendered and accepted for purchase. Included in “Total Consideration”; not included in “Tender Offer Consideration.”

(2)          Per $1,000 principal amount of notes tendered and accepted for purchase, based upon a “Reference Yield” determined as of 2:00 p.m., New York City time, on October 10, 2018; excludes accrued and unpaid interest; assumes settlement on October 26, 2018.

The tender offers are scheduled to expire at the “Expiration Time,” which is at 11:59 p.m., New York City time, on November 7, 2018, unless extended or earlier terminated. Holders of notes must tender and not withdraw their notes at or prior to the “Early Tender Time,” which is 5:00 p.m., New York City time, on October 24, 2018, unless extended, to receive the “Total Consideration.” PepsiCo reserves the option to accept and purchase, promptly following the Early Tender Time, any notes tendered at or prior to the Early Tender Time, subject to the terms and conditions described in the Offer to Purchase.

The Total Consideration payable for each $1,000 principal amount of notes validly tendered at or prior to the Early Tender Time and accepted for payment will be determined in the manner described in the Offer to Purchase by reference to a fixed spread as set forth in the table above over the bid-side yield to maturity of the reference U.S. Treasury security set forth in the table above as displayed on the Bloomberg Reference Page set forth in the table above as of 2:00 p.m., New York City time, on October 24, 2018.

Holders who tender their notes after the Early Tender Time will only be eligible for the “Tender Offer Consideration,” which is the Total Consideration minus an “Early Tender Payment” as set forth in the table above. The Tender Offer Consideration will be payable promptly following the Expiration Time.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, holders of notes accepted for payment will receive accrued and unpaid interest from the last interest payment date for the notes to, but not including, the applicable settlement date.

Except as required by applicable law, notes tendered may be withdrawn only at or prior to the “Withdrawal Deadline,” which is 5:00 p.m., New York City time, on October 24, 2018, and notes tendered after the Withdrawal Deadline and before the Expiration Time may not be withdrawn.

PepsiCo has retained BofA Merrill Lynch, Deutsche Bank Securities and J.P. Morgan to serve as dealer managers and consent solicitation agents for the tender offers and has retained Global Bondholder Services Corporation to serve as the depositary and information agent for the tender offers. Requests for documents may be directed to Global Bondholder Services Corporation by telephone at (866) 794-2200 (toll free) or (212) 430-3774 (for banks and brokers) or in writing at 65 Broadway – Suite 404, New York, NY 10006. Questions regarding the tender offers may be directed to either BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect), Deutsche Bank Securities at (866) 627-0391 (toll free) or (212) 250-2955 (collect) or J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-8553 (collect).

The tender offers are subject to the satisfaction of certain conditions. If any of the conditions is not satisfied, PepsiCo is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered notes, in each event subject to applicable laws, and may terminate or alter any or all of the tender offers. The tender offers are not conditioned on the tender of a minimum principal amount of notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offers are made only by and pursuant to the terms of the Offer to Purchase and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law and the information in this press release is qualified by reference to the Offer to Purchase and the related letter of transmittal. None of PepsiCo, the dealer managers and consent solicitation agents or the depositary and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offers. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; uncertain or unfavorable economic conditions in the countries in which PepsiCo operates; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; increased costs, disruption of supply or shortages of raw materials and other supplies; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or disruption to the retail landscape, including rapid growth in hard discounters and the ecommerce channel; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations; and other factors that may adversely affect the price of PepsiCo’s publicly traded securities and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:	Investors	Media
	Jamie Caulfield	Carrie Ratner
	Investor Relations	Communications
	914-253-3035	914-253-3817
	jamie.caulfield@pepsico.com	carrie.ratner@pepsico.com